Exhibit 99.1

Contact:
Sherry Lang
Senior Vice President
Global Communications	FOR IMMEDIATE RELEASE
(508) 390-2323	Friday, December 10, 2010
THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
     Framingham, MA — The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced that it will consolidate its A.J. Wright division by converting 91 A.J. Wright stores into T.J. Maxx, Marshalls or HomeGoods stores and by closing the remaining 71 stores, A.J. Wright’s two distribution centers and its home office. This action is expected to improve the overall profitability of the Company, and will allow TJX to focus its managerial and financial resources on its larger, more profitable businesses, all of which have major growth potential, as well as to serve the A.J. Wright customer more efficiently. This action significantly increases the Company’s estimates of the growth potential for T.J. Maxx and Marshalls. As a result of this action, a substantial number of positions will be eliminated (see details below).
     Carol Meyrowitz, President and Chief Executive Officer of The TJX Companies, Inc., stated, “While I believe this move makes us a much stronger company and will benefit TJX in both the near-term and long-term, it was not an easy decision as many positions will be eliminated and it will be difficult for our affected Associates. As a Company, however, it will allow us to focus our financial and managerial resources on our highest return businesses, all of which have significant growth opportunities, as well as to significantly improve the economic prospects of our business. A critical factor in this decision is that, over the past two years, we have learned how to serve the A.J. Wright customer with our T.J. Maxx and Marshalls banners and have seen very strong performance from these stores in demographic markets similar to those in which we have A.J. Wright stores. We believe these markets represent an incremental growth opportunity for our Marmaxx division, and that this business now has the potential for 2,300-2,400 stores, 300-400 more than we had previously estimated. While this action will reduce our square footage growth in the near-term, due to the 71 store closures, we expect the square footage growth of our continuing operations to remain in the 5% to 6% range thereafter. In addition, with this growth, we would expect to continue to create thousands of jobs annually on a worldwide basis.”
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

Organizational Impact
     In connection with this action, 91 A.J. Wright stores will be converted to T.J. Maxx, Marshalls or HomeGoods banners. As a result, the approximately 3,400 Associates in these stores will remain employed by the Company, including the interim period of approximately eight weeks when the stores will be closed for conversion.
     In total, across the United States, the Company estimates that approximately 4,400 positions will be eliminated as a result of this action, almost half of which are part-time positions. These Associates will have the opportunity to be compensated at least through the holiday season, and most will remain employed through late January. Further, TJX will be providing enhanced severance and other assistance following this period to help with the transition.
     The staff reductions will impact Associates in the 71 A.J. Wright stores permanently closing, the majority of whom are part-time, and the Company will make efforts to help place these individuals at nearby T.J. Maxx, Marshalls or HomeGoods stores. The Company will also be closing its two A.J. Wright distribution centers, one in South Bend, Indiana, and the other in Fall River, Massachusetts. Finally, this action will impact Associates working in the A.J. Wright Framingham, Massachusetts, headquarters, as well as certain regional offices, although approximately one-quarter of these Associates will be offered positions elsewhere within the Company.
     Carol Meyrowitz continued, “Any business decision that involves the elimination of jobs, even if right for the Company as a whole, is extremely difficult. This decision, which was reached after a great deal of careful thought and consideration, was no exception. I am deeply grateful to those Associates affected by this action for their hard work and dedication and know this is a difficult time for them. All Associates will have the opportunity to be compensated through the holiday season, and most of the positions will be retained through late January. We are also committed to providing enhanced severance benefits and other assistance during this transition.”
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

Transition Plan
      The Company anticipates that all 162 A.J. Wright stores will close between late January and the middle of February 2011. For the 91 stores that will be converting to other banners, the Company estimates this conversion process will generally take approximately eight weeks, during which time the stores will remain closed. Following this period, the 91 stores will re-open as T.J. Maxx, Marshalls, or HomeGoods stores.
     While the Company has identified those stores that will be converted, it is unable at this time to provide information as to which banner a particular store will be converted. This information will be announced later in December. A list of the A.J. Wright stores that are closing permanently is attached to this press release as an Appendix.
     Meyrowitz commented, “We are enormously grateful for the patronage of all of our A.J. Wright customers. We want to assure these customers that they will continue to have an excellent shopping experience and find great values on terrific brands at the T.J. Maxx, Marshalls or HomeGoods stores that will soon be in their markets. For those customers in markets where A.J. Wright locations are closing, we generally have T.J. Maxx, Marshalls and HomeGoods stores in nearby areas. We are committed to continuing to serve all of our customers with the fashion, quality, brands and great values for which they have come to know us.”
     Meyrowitz continued, “Further, we intend to continue making donations to the charities in the communities that A.J. Wright stores and distribution centers have supported. These include the Boys and Girls Clubs of America, Junior Achievement, Goodwill, YMCA, and many others.”
Summary Financial Impact
     The Company believes the overall financial impact of this action will be very positive. While TJX is incurring substantial costs to consolidate the A.J. Wright division, the cash-related costs are much less, and the economic benefit going forward is expected to provide a very strong return against this underlying cash cost. The following summarizes the financial impacts of this action:
•	Estimated non-recurring after-tax costs of approximately $150 to $170 million to close the A.J. Wright business, $40 to $50 million of which are cash costs.

•	Estimated non-recurring after-tax costs of approximately $12 to $15 million to convert the 91 A.J. Wright stores to the T.J. Maxx, Marshalls, or HomeGoods banners.

•	Estimated annual earnings benefit of approximately $25 to $30 million after-tax from the conversion of the 91 stores, well above A.J. Wright’s current after-tax profit of approximately $10 million.

•	Enhanced profitability and growth opportunities from opening future Marmaxx stores in markets previously designated for A.J. Wright.
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

Costs to Close A.J. Wright
     The Company expects to incur estimated pre-tax costs related to closing the A.J. Wright business in the range of $250 to $280 million, which would reduce net income by $150 to $170 million, or by $.38 to $.43 per share. These costs represent estimated asset impairment, remaining lease liability (net of expected subtenant income), severance, and other costs, as well as anticipated operating losses from the A.J. Wright segment during the period in which its stores and operations are winding down. While net income would be reduced by this amount, the related after-tax cash cost is expected to be significantly less, and in the range of $40 to $50 million.
     The timing of recording these costs depends upon the timing of store closings. Since the Company anticipates that not all stores will be closed by year-end, a portion of these costs will be recorded in the fourth quarter of fiscal 2011, with the remainder being recorded in the first quarter of fiscal 2012. These amounts are currently estimated as follows:
Estimated Impact of A.J. Wright Closing

	Net Income ($ mm)	EPS
Q4 Fiscal 2011	($105 - $120)	($.27 - $.30)
Q1 Fiscal 2012	($45 - $50)	($.11 - $.13)

Total	($150 - $170)	($.38 - $.43)

     The Company believes that these costs will not qualify for discontinued operations treatment under the accounting rules and will be recorded in the A.J. Wright segment.
Impact on Fiscal 2011 Guidance
     The Company is adjusting its prior earnings per share guidance for the fourth quarter and full year ending January 29, 2011, solely to reflect the expected impact of the A.J. Wright closing. It is important to note that the Company is not updating or confirming its guidance at this time, but it is only showing the impact of this closing on its previous guidance. This adjusted guidance is as follows:
Estimated Impact of A.J. Wright Closing on EPS Guidance

Fiscal 2011
	Fourth	Full
	Quarter	Year

EPS Guidance*	$.89 - $.94	$3.35 - $3.40
Impact of A.J. Wright Closing	($.27 - $.30)	($.27 - $.30)

EPS Guidance (Proforma)*	$.62 - $.64	$3.08 - $3.10

*	Represents most recent guidance provided on 12-2-2010 which is not updated or confirmed.
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

     There are several items that will impact the comparability of fiscal 2011 results. These include the estimated financial impact of closing the A.J. Wright business, as well as the earlier benefit from a reduction in the Company’s provision related to the previously announced computer intrusion(s). These items are detailed below:

Fiscal 2011 Guidance
	Fourth	Full
	Quarter	Year

EPS Guidance (Proforma)*	$.62 - $.64	$3.08 - $3.10
Impact of Intrusion(s) Reserve Adjustment	$.00	($.02)
Impact of A.J. Wright Closing	$.27 - $.30	$.27 - $.30

EPS (Proforma) — Adjusted*	$.89 - $.94	$3.33 - $3.38

Fiscal 2010 Actual EPS	$.94	$2.84

*	See footnote above
Impact on Future Results
     Run-Rate Benefit
     In fiscal 2013, when the Company expects to achieve the full benefit of the A.J. Wright consolidation, the 91 converted stores are estimated to positively contribute to pre-tax income by $40 to $50 million ($25 to $30 million after-tax). This represents an incremental $24 million to $34 million ($15 million to $20 million after-tax) above A.J. Wright’s current annual segment profit of approximately $16 million ($10 million after-tax). Thereafter, we would expect this positive earnings impact to increase, as sales in the converted stores grow and as we open new stores under Marmaxx banners in locations previously designated for A.J. Wright.
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

Impact on Future Results (continued)
     Fiscal 2012 Impact
     While the estimated run-rate benefits of consolidating A.J. Wright are significant, the Company expects this action will negatively impact results in the first quarter of fiscal 2012 due to three items. First, as described above, a portion of the non-recurring costs to close A.J. Wright will be recorded in the first quarter of fiscal 2012. Second, the Company will record non-recurring costs related to the conversion of the 91 A.J. Wright stores (primarily store payroll and occupancy costs during the approximate eight-week period in which the stores are closed) and the costs related to grand opening events when the stores re-open. Finally, A.J. Wright earned segment profit in the first quarter of fiscal 2011 of $10 million that will not be repeated in fiscal 2012 or replaced in the fiscal 2012 first quarter with sales from the converted stores. The estimated impact on operating results, on both a reported and comparable basis, is summarized as follows:
Estimated Impact of A.J. Wright Consolidation on Prior Year Comparisons
Q1 Fiscal 2012 versus Prior Year

	Pre Tax Income ($ MM)	EPS
Fiscal 2011 A.J. Wright Segment Income	($10)	($.01)
Non-Recurring Costs (Fiscal 2012):
A.J. Wright Closing	($75) - ($80)	($.11) - ($.13)
Store Conversion/Grand Opening Costs	($20) - ($25)	($.03) - ($.04)

Total Non-Recurring Costs	($95) - ($105)	($.14) - ($.17)

Estimated Impact	($105) - ($115)	($.15) - ($.18)

Estimated Impact-Excluding Non-Recurring Costs	($10)	($.01)

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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

     Earnings per share during the second, third, and fourth quarters of fiscal 2012 are expected, overall, to be positively impacted by the A.J. Wright consolidation. There are three factors that impact this period. First, during this period, Marmaxx and HomeGoods segment profit is estimated, in aggregate, to be increased by $20 million to $25 million by this action. Second, A.J. Wright earned $1 million in segment profit during the second and third quarters in fiscal 2011, which will not be repeated in fiscal 2012. Finally, the estimated fourth quarter operating loss incurred in the fourth quarter of fiscal 2011 (primarily due to the costs of the A.J. Wright closing), will not be repeated in fiscal 2012. The estimated impact on operating results, on both a reported and comparable basis, is summarized as follows:
Estimated Impact of A.J. Wright Consolidation on Prior Year Comparisons
Q2 — Q4 Fiscal 2012 versus Prior Year

	Pre Tax Income ($ MM)	EPS
Marmaxx/HomeGoods Converted Stores	$20 - $25	$.03 - $.04

A.J. Wright Fiscal 2011 Segment Profit*	($1)	—
A.J. Wright Fiscal 2011 Closing Costs (Non-Recurring)	$175 - $200	$.27 - $.30

Estimated Impact	$194 - $224	$.30 - $.34

Estimated Impact-Excluding Non-Recurring Costs	$19 - $24	$.03 - $.04

*	Represents segment profit for second and third quarter, Fiscal 2011
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THE TJX COMPANIES, INC. ANNOUNCES CONSOLIDATION OF A.J. WRIGHT DIVISION WITH 91 A.J. WRIGHT STORES TO BE CONVERTED TO T.J. MAXX, MARSHALLS, AND HOMEGOODS BANNERS; RAISES GROWTH POTENTIAL ESTIMATES FOR MARMAXX
Friday, December 10, 2010

About The TJX Companies, Inc.
     The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. As of the beginning of December 2010, the Company operates 924 T.J. Maxx, 832 Marshalls, 336 HomeGoods, and 162 A.J. Wright stores in the United States. In Canada, the Company operates 212 Winners, 82 HomeSense and 3 STYLESENSE stores, and in Europe, 307 T.K. Maxx and 24 HomeSense stores. TJX’s press releases and financial information are also available on the Internet at www.tjx.com.
Conference Call for Stock Analysts Today
     At 1:00 pm ET today, Carol Meyrowitz, President and Chief Executive Officer of TJX, will hold a conference call with stock analysts to discuss today’s announcement. Stock analysts only are invited to participate in this conference call. Media, please see below for information to listen to the call. To participate in the call, stock analysts will need to call (212) 547-0138 between 12:45pm and 12:55pm to be linked to the call. There is no need to register in advance to participate. Participants will need to state that the leader of the call is Carol Meyrowitz and the passcode is TJX. A real-time webcast of the call will be available at www.tjx.com. A taped replay of the call will also be available by dialing (866) 367-5577 through Friday, December 17, 2010, or at www.tjx.com.
Media Information for Conference Call
      The Company invites media and others to listen to today’s conference call with stock analysts via the real-time webcast or taped replay. The real-time webcast of the call will be available at 1:00 pm ET today at www.tjx.com. A taped replay of the call will also be available by dialing (866) 367-5577 from 3:00pm, Friday, December 10, 2010, through 5:00pm, Friday, December 17, 2010, or at www.tjx.com. An archived version of the conference call will be at www.tjx.com under “Company Presentations” in the Investor Information section of the website after the call is no longer available by telephone.
Important Information at Website
Archived versions of the Company’s recorded messages and conference calls are available at www.tjx.com after they are no longer available by telephone. The Company routinely posts information that may be important to investors in the Investor Information section at www.tjx.com. The Company encourages investors to consult that section of its website regularly.
Forward-looking Statement
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: actual results of the A.J. Wright consolidation, including, without limitation, actual costs, charges, future sales, income and EPS, success of converted and future stores, accounting treatment; global economies and credit and financial markets; foreign currency exchange rates; buying and inventory management; customer trends and preferences; market, geographic and category expansion; quarterly operating results; marketing, advertising and promotional programs; data security; seasonal influences; large size and scale; unseasonable weather; serious disruptions and catastrophic events; competition; personnel recruitment and retention; acquisitions and divestitures; information systems and technology; cash flows; consumer spending; merchandise quality and safety; merchandise importing; international operations; oil prices; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings; real estate leasing; market expectations; tax matters and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.
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APPENDIX
A.J. Wright stores permanently closing

California
Bakersfield
San Bernadino/Colton
El Monte
Inglewood
La Puente
Connecticut
Bridgeport
Hamden
West Haven
Wethersfield
Florida
Jacksonville (St. John’s Square)
Georgia
Decatur
Stone Mountain
Illinois
Calumet Park
Chicago (Six Corners)
Chicago (Bricktown Square)
Cicero (Cicero Marketplace)
Forest Park
Chicago (Washington Square)
River Grove
Evanston
Markham
Loves Park
Matteson
Indiana
Highland
Massachusetts
Fitchburg
Malden
Medford
Methuen
New Bedford
Quincy
Somerville
Springfield (Lowe’s Plaza)
Waltham
Worcester (Perkins Farms Plaza)
Maryland
Baltimore (Meadows Park Shopping Center)
Michigan
Grand Rapids
Oak Park
Redford
Southgate
New Hampshire
Nashua
New Jersey
North Brunswick
North Bergen
New York
Albany
Amherst
Buffalo (Delaware Consumer Square)
West Seneca
Cheektowaga
Irondequoit
Long Island City
Newburgh
Schenectady
Syracuse (Shop City Plaza)
Syracuse (Western Lights Plaza)
Utica
Ohio
Willoughby Hills
Columbus (Great Western Shopping Center)
Columbus (Great Southern Shopping Center)
Columbus (Town & Country Plaza)
Pennsylvania
Pittsburgh (Edgewood Towne Center)
Pittsburgh (Crafton-Ingram Shopping Center)
Philadelphia (Park West Shopping Center)
Wyncote
Rhode Island
East Providence
Tennessee
Memphis (Raleigh Springs Marketplace)
Memphis (South Plaza)
Virginia
Chesapeake
Hampton
Richmond (Merchants Walk)
Virginia Beach
Woodbridge
Wisconsin
Milwaukee (709 East Capitol Dr)